SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2002

eBay Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-24821	77-0430924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2145 Hamilton Avenue
San Jose, CA 95125

(Address of principal executive offices)

(408) 376-7400

(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS
SIGNATURE

ITEM 5. OTHER EVENTS

     On August 27, 2002, eBay Inc. announced that it had entered into an agreement to purchase the 50% interest in its eBay Australia and New Zealand joint venture that it does not currently own. The purchase price is US$65 million and is payable in cash at closing, which is expected to occur prior to the end of October 2002. The purchase is subject to obtaining regulatory approval in Australia. Upon consummation of the purchase, all of the outstanding capital stock of the entity that operated the joint venture, eBay Australia & New Zealand Pty Ltd., will be owned by eBay and its wholly-owned subsidiaries.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2002	eBay Inc.
	By:	/s/ MICHAEL R. JACOBSON Michael R. Jacobson Senior Vice President, Legal Affairs, General Counsel and Secretary

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